Exhibit J.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions “Financial Highlights”, “Independent Auditors” and “Financial Statements” and to the use of our report dated February 5, 2003 on Goldman Sachs Variable Insurance Trust (comprising, respectively, Goldman Sachs Growth and Income Fund, Goldman Sachs CORE U.S. Equity Fund, Goldman Sachs CORE Small Cap Equity Fund, Goldman Sachs Capital Growth Fund, Goldman Sachs Mid Cap Value Fund and Goldman Sachs International Equity Fund), which is incorporated by reference in this Registration Statement (Form N-1A 333-35883 and 811-08361) of Goldman Sachs Variable Insurance Trust.

/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP

New York, New York
April 14, 2003